                                                           Exhibit No. EX-99.h.2

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

July 29, 2006

Optimum Fund Trust
2005 Market Street
Philadelphia, PA 19103

            Re:    Expense Limitation

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Advisor"),  agrees that in order to improve the performance of the Optimum Large Cap Growth Fund,  Optimum Large Cap Value Fund,
Optimum  Small  Cap  Growth  Fund,   Optimum  Small  Cap  Value  Fund,   Optimum
International  Fund and Optimum Fixed Income Fund (each, a "Fund," and together, the "Funds"),  each of which is a series of the Optimum Fund Trust,  the Advisor shall waive all or a portion of its  investment  advisory fees and/or  reimburse expenses  (excluding any Rule 12b-1 plan expenses,  taxes,  interest,  brokerage fees, certain insurance costs and extraordinary expenses) in an aggregate amount equal to the amount by which the total operating  expenses  (excluding any 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain  insurance costs and extraordinary  expenses)  for the period  July 29, 2006  through  August 1 2007, exceeds:

     o    1.34% for Optimum Large Cap Growth Fund;
     o    1.20% for Optimum Large Cap Value Fund;
     o    1.60% for Optimum Small Cap Growth Fund;
     o    1.41% for Optimum Small Cap Value Fund;
     o    1.66% for Optimum International Fund; and
     o    0.90% for Optimum Fixed Income Fund.

The  Advisor  acknowledges  that it (1) shall not be  entitled to collect on, or make a claim for,  waived fees at any time in the  future,  and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                     Delaware Management Company, a series of
                                     Delaware Management Business Trust

                                     By: _________________________
                                           Name:
                                           Title:
                                           Date:

Your signature below acknowledges
acceptance of this Agreement:

Optimum Fund Trust, on behalf of the Funds

By: _________________________
      Name:
      Title:
      Date: